January 13, 2025
To our shareholders:

Anterix entered into a license purchase agreement to provide the Lower Colorado River Authority (“LCRA”) with additional 900 MHz broadband licenses covering 34 counties in Texas (the “LCRA Expansion Agreement”) for total payments of $13.5 million. The LCRA Expansion Agreement builds upon LCRA’s initial purchase of 900 MHz licenses from Anterix, announced in April 2023, which covered 68 counties. This agreement will expand the reach of LCRA’s private LTE network to provide grid awareness, communications, and operational intelligence that will further advance grid resilience and spur innovation within LCRA’s service territory. It also will enhance LCRA’s ability to serve external users of its network, including electric cooperatives, schools, and transit authorities.

Created by the Texas legislature in 1934, LCRA manages the lower 600 miles of the Colorado River, which provides water to more than 1.4 million people, and is one of the largest public power providers in Texas, supplying power to more than 30 retail electric cooperatives and municipalities. It also owns and operates more than 5,400 miles of transmission lines and owns or operates more than 40 parks.

Key components of the LCRA Expansion Agreement include:

•Assignment of 6 MHz of broadband spectrum, 936.5 - 939.5 MHz paired with 897.5 - 900.5 MHz, in 34 counties within Texas following FCC issuance of broadband licenses to Anterix.

•Anterix’s commitment to clear incumbents from the 900 MHz broadband allocation in the 34-county area.

•Delivery of the broadband spectrum by county and in alignment with LCRA’s network expansion, expected to be completed between 2027 and 2029. Anterix has been proactively working with incumbents to clear the 900 MHz broadband allocation in the 34-county area.

•Total payment of $13.5 million of which the timing and rights to this payment will vary as 900 MHz incumbents are cleared by Anterix, broadband licenses are granted by the FCC, and broadband spectrum is assigned to LCRA.

•Incentives to garner LCRA’s support in helping to address the remaining 7% of Texas counties not currently being served by 900 MHz private wireless broadband networks.

In addition:

•The agreement represents fair market value for the LCRA service territory.

•As part of the LCRA Expansion Agreement, Anterix and LCRA intend to continue their collaboration to accelerate utility industry momentum for 900 MHz private networks and the Anterix Active Ecosystem. The Agreement also contemplates that the parties will collaborate to help facilitate a broader deployment of 900 MHz private wireless broadband networks throughout Texas.

•The LCRA Expansion Agreement is subject to customary provisions regarding remedies, including reduced payment amounts and/or refund of amounts paid, and termination rights, if a party fails to perform its contractual obligations. The LCRA Expansion Agreement has been approved by both parties’ Boards of Directors.

Forward-looking Statements

Certain statements contained in this fact sheet, other than historical information, constitute forward-looking statements within the meaning of the Federal securities laws. Words such as “believes,” “anticipates,” “estimates,” “expects,” “intends,” “aims,” “potential,” “will,” “would,” “could,” “considered,” “likely,” “estimate” and variations of these words and similar future or conditional expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Forward-looking statements include, but are not limited to, statements regarding: (i) the timing of payments under Anterix’s agreements with LCRA, (ii) Anterix’s and LCRA’s ability to negotiate and enter into agreements with incumbents to clear the 900 MHz Broadband Spectrum allocation in LCRA’s service territories on a timely basis and on commercially reasonable terms; (iii) Anterix's ability to qualify for and timely secure broadband licenses in LCRA’s service territories; and (iv) Anterix's ability to satisfy the other terms of its agreements with LCRA. Any such forward-looking statements are based on the current expectations of Anterix's management and are subject to a number of risks and uncertainties that could cause Anterix's actual future results to differ materially from its management's current expectations or those implied by the forward-looking statements. These risks and uncertainties include, but are not limited to: (i) Anterix may not be successful in commercializing its spectrum assets to its targeted utility and critical infrastructure customers on a timely basis and on favorable terms; (ii) Anterix may be unable to secure broadband licenses from the FCC on a timely and cost-effective basis; (iii) Anterix has a limited operating history with its current business plan, which makes it difficult to evaluate its prospects and future financial results and its business activities, strategic approaches and plans may not be successful; and (iv) the value of Anterix's spectrum assets may fluctuate significantly based on supply and demand, as well as technical and regulatory changes. These and other risk factors that may affect Anterix's future results of operations are identified and described in more detail in Anterix's most recent filings on Forms 10-K and 10-Q and in other filings that it makes with the SEC from time to time. These documents are available on Anterix's website at www.anterix.com under the Investor Relations section and on the SEC's website at www.sec.gov. Accordingly, you should not rely upon forward-looking statements as predictions of future events. Except as required by applicable law, Anterix undertakes no obligation to update publicly or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.